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                                                                     Exhibit 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION

In re:                                              )    Chapter 11
                                                    )
HAYNES INTERNATIONAL, INC., et al.                  )    Case No. 04-05364 (AJM)
                                                    )
                       Debtors.                     )    Jointly Administered

                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                OF HAYNES INTERNATIONAL, INC. AND ITS AFFILIATED
                        DEBTORS AND DEBTORS-IN-POSSESSION

John Wm. Butler, Jr. (IL ARDC No. 06209373)
J. Eric Ivester (IL ARDC No. 06215581)
Kristin E. Rooney (IL ARDC No. 06256593)
SKADDEN, ARPS, SLATE, MEAGHER
 & FLOM LLP
333 West Wacker Drive
Chicago, Illinois  60606-1285
Telephone: (312) 407-0700

Jeffrey A. Hokanson
Ben T. Caughey
ICE MILLER
One American Square
Box 82001
Indianapolis, Indiana 46282-0002
Telephone: (317) 236-2100

Attorneys for Debtors and
Debtors-in-Possession

Dated:   Indianapolis, Indiana
         June 29, 2004

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                                TABLE OF CONTENTS

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                                                                                   PAGE
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
INTRODUCTION .........................................................................1

ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION..................................9

A.        SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION.................................9
B.        DEFINITIONS.................................................................9
          1.1.      503 DEADLINE......................................................9
          1.2.      AD HOC NOTEHOLDERS................................................9
          1.3.      ADMINISTRATIVE CLAIM..............................................9
          1.4.      AFFILIATE DEBTORS.................................................9
          1.5.      AFFILIATES ......................................................10
          1.6.      ALLOWED .........................................................10
          1.7.      ALLOWED CLAIM or ALLOWED INTEREST................................10
          1.8.      AVOIDANCE CLAIMS.................................................10
          1.9.      BALLOT ..........................................................10
          1.10.     BANKRUPTCY CODE .................................................10
          1.11.     BANKRUPTCY COURT ................................................10
          1.12.     BANKRUPTCY RULES ................................................10
          1.13.     BAR DATE ........................................................11
          1.14.     Bar Date Order ..................................................11
          1.15.     BLACKSTONE ......................................................11
          1.16.     BUSINESS DAY ....................................................11
          1.17.     CASH ............................................................11
          1.18.     CASH COLLATERAL ORDER............................................11
          1.19.     CAUSES OF ACTION ................................................11
          1.20.     CERTIFICATE .....................................................11
          1.21.     CERTIFICATES OF INCORPORATION AND BYLAWS.........................11
          1.22.     CHAPTER 11 CASES ................................................11
          1.23.     CLAIM ...........................................................11
          1.24.     CLAIMHOLDER .....................................................11
          1.25.     CLAIMS AGENT ....................................................11
          1.26.     CLAIMS/INTERESTS OBJECTION DEADLINE..............................12
          1.27.     CLASS ...........................................................12
          1.28.     CLASS 7 NOTICE ..................................................12
          1.29.     COLLECTIVE BARGAINING AGREEMENT..................................12
          1.30.     COMMITMENT LETTER ...............................................12
          1.31.     CONFIRMATION DATE ...............................................12
          1.32.     CONFIRMATION HEARING ............................................12
          1.33.     CONFIRMATION ORDER ..............................................12
          1.34.     CONGRESS ........................................................12
          1.35.     CONTINUING INDEMNIFICATION RIGHTS................................12
          1.36.     CREDITORS COMMITTEE .............................................12
          1.37.     CURE ............................................................12
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
          1.38.     CURE CLAIM ......................................................13
          1.39.     CURE CLAIM OBJECTION DEADLINE....................................13
          1.40.     CURE CLAIM SUBMISSION DEADLINE...................................13
          1.41.     D&O INSURANCE ...................................................13
          1.42.     DEBTOR OR DEBTORS ...............................................13
          1.43.     DISALLOWED CLAIM ................................................13
          1.44.     DISALLOWED INTEREST .............................................13
          1.45.     DISBURSING AGENT ................................................13
          1.46.     DISCLOSURE STATEMENT ............................................13
          1.47.     DISPUTED CLAIM ..................................................13
          1.48.     DISPUTED INTEREST ...............................................14
          1.49.     DISTRIBUTION DATE ...............................................14
          1.50.     DISTRIBUTION RESERVE ............................................14
          1.51.     EFFECTIVE DATE ..................................................14
          1.52.     ESTATES .........................................................14
          1.53.     EXHIBIT .........................................................14
          1.54.     EXHIBIT FILING DATE .............................................14
          1.55.     EXISTING SECURITIES .............................................14
          1.56.     FILE, FILED OR FILING............................................14
          1.57.     FINAL ORDER .....................................................14
          1.58.     GENERAL UNSECURED CLAIM..........................................15
          1.59.     HAYNES ..........................................................15
          1.60.     HAYNES HOLDINGS .................................................15
          1.61.     HAYNES SOUR GAS .................................................15
          1.62.     HAYNES SPECIALTY STEELS..........................................15
          1.63.     HOLDBACK AMOUNT .................................................15
          1.64.     HOLDBACK ESCROW ACCOUNT..........................................15
          1.65.     IMPAIRED ........................................................15
          1.66.     INDEMNIFICATION RIGHTS...........................................15
          1.67.     INDEMNITEE ......................................................15
          1.68.     INDENTURE .......................................................15
          1.69.     INSURANCE COVERAGE ..............................................15
          1.70.     INSURED WORKERS' COMPENSATION PROGRAMS...........................15
          1.71.     INTERCOMPANY CLAIM ..............................................16
          1.72.     INTERESTHOLDER ..................................................16
          1.73.     INTERESTS .......................................................16
          1.74.     LONG-TERM INCENTIVE PLAN.........................................16
          1.75.     MASTER BALLOT ...................................................16
          1.76.     NEW BOARD OF REORGANIZED HAYNES..................................16
          1.77.     NEW COMMON STOCK ................................................16
          1.78.     NEW PREFERRED STOCK .............................................16
          1.79.     OLD COMMON STOCK INTERESTS.......................................16
          1.80.     OLD COMMON STOCKHOLDER SHARES....................................16
          1.81.     OTHER OLD EQUITY INTERESTS.......................................16
          1.82.     OTHER PRIORITY CLAIM ............................................16
          1.83.     PBGC ............................................................16
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
          1.84.     PENSION PLAN ....................................................16
          1.85.     PERIODIC DISTRIBUTION DATE.......................................17
          1.86.     PERSON ..........................................................17
          1.87.     PETITION DATE ...................................................17
          1.88.     PLAN ............................................................17
          1.89.     POST-EFFECTIVE DATE CREDIT AGREEMENT.............................17
          1.90.     POST-EFFECTIVE DATE FACILITY.....................................17
          1.91.     POST-EFFECTIVE DATE LENDERS......................................17
          1.92.     POSTPETITION AGENT ..............................................17
          1.93.     POSTPETITION CREDIT AGREEMENT....................................17
          1.94.     POSTPETITION FACILITY............................................17
          1.95.     POSTPETITION FACILITY CLAIM......................................17
          1.96.     POSTPETITION FACILITY ORDER......................................17
          1.97.     POSTPETITION INTEREST............................................18
          1.98.     POSTPETITION LENDERS ............................................18
          1.99.     PRIORITY TAX CLAIM ..............................................18
          1.100.    PRO RATA ........................................................18
          1.101.    PROFESSIONAL ....................................................18
          1.102.    PROFESSIONAL FEE CLAIM...........................................18
          1.103.    PROFESSIONAL FEE ORDER...........................................18
          1.104.    REGISTRATION RIGHTS AGREEMENT....................................18
          1.105.    REINSTATED OR REINSTATEMENT......................................18
          1.106.    RELEASED PARTIES ................................................19
          1.107.    REORGANIZED .....................................................19
          1.108.    REORGANIZED DEBTORS .............................................19
          1.109.    RESTRUCTURING TRANSACTION(s).....................................19
          1.110.    RETAINED ACTIONS ................................................19
          1.111.    RETAINED AVOIDANCE CLAIMS........................................20
          1.112.    RETIREE MEDICAL PROGRAMS.........................................20
          1.113.    SCHEDULES .......................................................20
          1.114.    SECURED CLAIM ...................................................20
          1.115.    SECURITIES ACT ..................................................20
          1.116.    SENIOR NOTEHOLDER ...............................................20
          1.117.    SENIOR NOTEHOLDER SHARES.........................................20
          1.118.    SENIOR NOTE CLAIM ...............................................20
          1.119.    SENIOR NOTES ....................................................20
          1.120.    SENIOR NOTES TRUSTEE ............................................20
          1.121.    SERVICER ........................................................20
          1.122.    SOLICITATION ORDER ..............................................20
          1.123.    TENTATIVE AGREEMENT .............................................20
          1.124.    UNIMPAIRED CLAIM ................................................21
          1.125.    VOTING DEADLINE .................................................21
C.        RULES OF INTERPRETATION....................................................21
D.        COMPUTATION OF TIME........................................................21
E.        REFERENCES TO MONETARY FIGURES.............................................21
F.        EXHIBITS...................................................................22
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
G.        GOVERNING LAW..............................................................22

ARTICLE II. ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS..........................22

          2.1.      ADMINISTRATIVE CLAIMS............................................22
          2.2.      PRIORITY TAX CLAIMS..............................................22

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS..................................23

          3.1.      CLASS 1..........................................................23
          3.2.      CLASS 2..........................................................23
          3.3.      CLASS 3..........................................................23
          3.4.      CLASS 4..........................................................23
          3.5.      CLASS 5..........................................................23
          3.6.      CLASS 6..........................................................23
          3.7.      CLASS 7..........................................................23

ARTICLE IV. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
               IMPAIRED AND UNIMPAIRED BY THE PLAN................ ..................24

          4.1.      UNIMPAIRED CLASSES OF CLAIMS.....................................24
          4.2.      IMPAIRED CLASSES OF CLAIMS AND INTERESTS.........................24

ARTICLE V. PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS..........................24

          5.1.      CLASS 1: ........................................................24
          5.2.      CLASS 2: ........................................................25
          5.3.      CLASS 3: ........................................................25
          5.4.      CLASS 4: ........................................................25
          5.5.      CLASS 5: ........................................................25
          5.6.      CLASS 6: ........................................................26
          5.7.      CLASS 7: ........................................................26
          5.8.      RESERVATION OF RIGHTS............................................26

ARTICLE VI. ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
              REJECTION BY ONE OR MORE IMPAIRED CLASSES OF
              CLAIMS OR INTERESTS ...................................................26

          6.1.      IMPAIRED CLASSES ENTITLED TO VOTE................................26
          6.2.      ACCEPTANCE BY IMPAIRED CLASSES...................................26
          6.3.      CLASSES DEEMED TO ACCEPT THE PLAN................................27
          6.4.      CLASSES DEEMED TO REJECT PLAN....................................27
          6.5.      CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE..27
          6.6.      CONFIRMABILITY AND SEVERABILITY OF A PLAN........................27

ARTICLE VII. MEANS FOR IMPLEMENTATION OF THE PLAN....................................27
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
          7.1.      CONTINUED CORPORATE EXISTENCE....................................27
          7.2.      SUBSTANTIVE CONSOLIDATION........................................27
          7.3.      RESTRUCTURING TRANSACTIONS.......................................28
          7.4.      CORPORATE ACTION.................................................28
          7.5.      CERTIFICATES OF INCORPORATION AND BYLAWS.........................29
          7.6.      CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS...............29
          7.7.      REINSTATEMENT OF COMMON STOCK OF AFFILIATE DEBTORS...............30
          7.8.      DIRECTORS AND OFFICERS...........................................30
          7.9.      PENSION PLAN AND RETIREE MEDICAL PROGRAMS........................31
          7.10.     EMPLOYMENT, INDEMNIFICATION AND OTHER AGREEMENTS.................31
          7.11.     CONTINUATION OF INSURED WORKERS' COMPENSATION PROGRAMS...........32
          7.12.     IMPLEMENTATION OF THE LONG-TERM INCENTIVE PROGRAM................32
          7.13.     ISSUANCE OF NEW COMMON STOCK.....................................32
          7.14.     POST-EFFECTIVE DATE FINANCING....................................33
          7.15.     PRESERVATION OF CAUSES OF ACTION.................................33
          7.16.     EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS..................34
          7.17.     EXEMPTION FROM TRANSFER TAXES AND RECORDING FEES.................34

ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................35

          8.1.      ASSUMED CONTRACTS AND LEASES.....................................35
          8.2.      REJECTED CONTRACTS AND LEASES....................................35
          8.3.      PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS
                    AND UNEXPIRED LEASES.............................................35
          8.4.      REJECTION DAMAGES BAR DATE.......................................36
          8.5.      COLLECTIVE BARGAINING AGREEMENT; TENTATIVE AGREEMENT.............36
          8.6.      PRESERVATION OF INSURANCE........................................36

ARTICLE IX. PROVISIONS GOVERNING DISTRIBUTIONS; PROCEDURES FOR
               RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED
               CLAIMS AND INTERESTS..................................................36

          9.1.      TIME OF DISTRIBUTIONS............................................36
          9.2.      NO INTEREST ON CLAIMS OR INTERESTS...............................36
          9.3.      DISBURSING AGENT.................................................37
          9.4.      SURRENDER OF SECURITIES OR INSTRUMENTS...........................37
          9.5.      INSTRUCTIONS TO DISBURSING AGENT.................................37
          9.6.      SERVICES OF INDENTURE TRUSTEES, AGENTS AND SERVICERS.............37
          9.7.      CLAIMS ADMINISTRATION RESPONSIBILITY.............................38
          9.8.      DELIVERY OF DISTRIBUTIONS........................................38
          9.9.      PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND
                    CONTINGENT CLAIMS AND INTERESTS................ .................38
          9.10.     FRACTIONAL SECURITIES; FRACTIONAL DOLLARS........................40
          9.11.     MEANS OF CASH PAYMENT............................................40
          9.12.     WITHHOLDING AND REPORTING REQUIREMENTS...........................40

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
          9.13.     OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS....................40

ARTICLE X. ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS....................41

          10.1.     POSTPETITION FACILITY CLAIM......................................41
          10.2.     PROFESSIONAL CLAIMS..............................................41
          10.3.     SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE......42
          10.4.     OTHER ADMINISTRATIVE CLAIMS......................................42

ARTICLE XI. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS...............................42

          11.1.     REVESTING OF ASSETS..............................................42
          11.2.     DISCHARGE OF DEBTORS.............................................43
          11.3.     COMPROMISES AND SETTLEMENTS......................................43
          11.4.     RELEASE BY DEBTORS OF CERTAIN PARTIES............................43
          11.5.     RELEASE BY HOLDERS OF CLAIMS AND INTERESTS.......................44
          11.6.     SETOFFS .........................................................44
          11.7.     EXCULPATION AND LIMITATION OF LIABILITY..........................44
          11.8.     INDEMNIFICATION OBLIGATIONS......................................44
          11.9.     INJUNCTION.......................................................45
          11.10.    WAIVER OF DISTRIBUTIONS BY NON-EMPLOYEE HOLDERS OF OLD
                    COMMON STOCK INTERESTS AND THEIR AFFILIATES. ....................45

ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.......45

          12.1.     CONDITIONS TO CONFIRMATION.......................................45
          12.2.     CONDITIONS TO CONSUMMATION.......................................46
          12.3.     WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION.............47

ARTICLE XIII. RETENTION OF JURISDICTION..............................................48

ARTICLE XIV. MISCELLANEOUS PROVISIONS................................................49

          14.1.     BINDING EFFECT ..................................................49
          14.2.     MODIFICATION AND AMENDMENTS......................................49
          14.3.     ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST..50
          14.4.     COMMITTEES ......................................................50
          14.5.     REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION......................50
          14.6.     SEVERABILITY OF PLAN PROVISIONS..................................50
          14.7.     NOTICES .........................................................51
          14.8.     TERM OF INJUNCTIONS OR STAYS.....................................52
          14.9.     GOVERNING LAW ...................................................52
          14.10.    NO WAIVER OR ESTOPPEL............................................52
          14.11.    CONFLICTS .......................................................53

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                                  INTRODUCTION

     Haynes International, Inc. ("Haynes") and certain of its subsidiaries and affiliates, as debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 Cases (collectively, the "Debtors"), hereby propose the following Joint Plan of Reorganization (the "Plan") for the resolution of the outstanding Claims against and Interests in the Debtors. Reference is made to the Disclosure Statement with Respect to the Joint Plan of Reorganization of Haynes International, Inc. and its Affiliated Debtors and Debtors-in-Possession (the "Disclosure Statement"), distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

     The direct and indirect subsidiaries incorporated outside of the United States have not commenced cases under Chapter 11 of the Bankruptcy Code. These subsidiaries continue to operate their businesses outside of bankruptcy.

     This Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to sections 1121(a) and 1123 of the Bankruptcy Code. For the purposes of voting and distributions, the Debtors have assumed that General Unsecured Claims are Impaired. Claimholders asserting General Unsecured Claims will receive Cash in an amount equal to one hundred percent (100%) of the Allowed Amount of such claims. Claimholders with respect to Senior Note Claims will receive New Common Stock on account of their Claims. Senior Note Claims are deemed Allowed Claims under the Plan. Holders of Old Common Stock Interests will receive a distribution of New Common Stock under the Plan. The distributions to be made to the claimants in each of the Classes of creditor claims and equity interests are set forth in ARTICLE V herein.

     These reorganization cases have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division. This Plan provides for the substantive consolidation of Haynes Holdings, Inc., Haynes, Haynes Specialty Steels Company and Haynes Sour Gas Tubulars, Inc. for all Plan purposes, including for voting and distribution purposes. This Plan is deemed a motion for substantive consolidation to the extent necessary.

     The Plan also provides that Haynes Holdings, Inc. will be merged into Haynes at the Effective Date of the Plan to create Reorganized Haynes.

     Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan may not be solicited from a Claimholder or Interestholder until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on June 28, 2004, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related

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matters including, among other things, the securities to be issued under this
Plan. ALL CLAIMHOLDERS AND INTERESTHOLDERS THAT ARE ELIGIBLE TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and ARTICLE XIV of this Plan, the Debtors expressly reserve their right to alter, amend or modify this Plan, one or more times, before the Plan's substantial consummation; PROVIDED, HOWEVER, that modification to the Plan that materially effects certain Classes of Claims will only be made with the consent of the Creditors Committee.

                                   ARTICLE I.

                    DEFINED TERMS AND RULES OF INTERPRETATION

A.   SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in ARTICLE I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B.   DEFINITIONS

     1.1.      503 DEADLINE shall have the meaning ascribed to it in
               Section 10.3 hereof.

     1.2. AD HOC NOTEHOLDERS Committee means the ad hoc committee formed by certain holders of the Senior Notes, which such committee disbanded on April 6, 2004.

     1.3. ADMINISTRATIVE CLAIM means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or prior to the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 328, 330, 331 and/or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; and (c) all fees and charges assessed against the Estates under section 1930, Chapter 123 of Title 28, United States Code, and all Allowed Claims (including reclamation claims) that are entitled to be treated as Administrative Claims pursuant to Final Order of the Bankruptcy Court under 546(c)(2)(A).

     1.4.      AFFILIATE DEBTORS means all of the Debtors other than Haynes.

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     1.5.      AFFILIATES shall have the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

     1.6. ALLOWED means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

     1.7. ALLOWED CLAIM or ALLOWED INTEREST means a Claim or any portion thereof, or an Interest or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as the Reorganized Debtors and the holder of such Claim or Interest agrees may adjudicate such Claim or Interest and objections thereto), or (b) as to which, on or by the Effective Date, (i) no proof of claim or interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled (other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed), or (c) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, withdrawn, or denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan (regardless whether such Claim or Interest is Scheduled and whether or not a proof of claim is filed in respect thereof).

     1.8. AVOIDANCE CLAIMS means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Avoidance Claims, but excluding any and all Claims released under the Plan. A nonexclusive list of the Retained Actions and Retained Avoidance Claims is attached hereto as EXHIBIT A.

     1.9. BALLOT means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders and Interestholders included in Classes that are Impaired under this Plan and entitled to vote to accept or reject the Plan on which the holder is to indicate acceptance or rejection of this Plan.

     1.10. BANKRUPTCY CODE means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as in effect on the date hereof.

     1.11. BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division or such other court as may have jurisdiction over the Chapter 11 Cases.

     1.12. BANKRUPTCY RULES means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

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     1.13.     BAR DATE means the deadline established by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing all proofs of Claim or Interest in the Chapter 11 Cases, including Claims of governmental units in accordance with section 502(b)(9) of the Bankruptcy Code.

     1.14. Bar Date Order means that order entered by the Bankruptcy Court on April 22, 2004, which, among other things, established the Bar Date for prepetition Claims and Interests as June 3, 2004.

     1.15.     BLACKSTONE means The  Blackstone Group L.P. and its affiliates.

     1.16. BUSINESS DAY means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     1.17. CASH means legal tender of the United States of America and equivalents thereof.

     1.18. CASH COLLATERAL ORDER means together, (a) the Interim Order (I) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. Sections 363, (II) Granting Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363 and
(III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b) entered by the Bankruptcy Court on March 29, 2004, and (b) the Final Order with respect thereto entered by the Bankruptcy Court on April 22, 2004.

     1.19. CAUSES OF ACTION means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

     1.20.     CERTIFICATE shall have the meaning ascribed to it in
Section 9.4 hereof.

     1.21. CERTIFICATES OF INCORPORATION AND BYLAWS means the Certificates of Incorporation and Bylaws (or other similar documents) of the Reorganized Debtors in substantially the forms attached hereto as EXHIBIT B and EXHIBIT C, respectively.

     1.22. CHAPTER 11 CASES means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

     1.23. CLAIM means a "claim" against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

     1.24.     CLAIMHOLDER means a holder of a Claim.

     1.25. CLAIMS AGENT means Kurtzman Carson Consultants LLC, 12910 Culver Boulevard, Suite I, Los Angeles, CA 90066, the Claims, Noticing and Balloting Agent as approved by the Bankruptcy Court on April 22, 2004.

     1.26. CLAIMS/INTERESTS OBJECTION DEADLINE means the first Business Day which is 120 days after the Effective Date as the same may be from time to time extended by the Bankruptcy Court without further notice to parties in interest.

     1.27. CLASS means a category of Claimholders or Interestholders, as described in ARTICLE III of this Plan.

     1.28. CLASS 7 NOTICE means the notice to members of Class 7 Other Old Equity Interests, after a Final Order of the Bankruptcy Court or other Court of competent jurisdiction, providing that Class 7 Other Old Equity Interests is deemed to have rejected the Plan and members of such Class are not entitled to vote on the Plan.

     1.29. COLLECTIVE BARGAINING AGREEMENT means that certain Collective Bargaining Agreement with the United Steelworkers of America, which was ratified on July 2, 2002, and which expires on June 11, 2005, as modified by the Tentative Agreement.

     1.30. COMMITMENT LETTER means that certain Commitment Letter dated March 26, 2004 among the Debtors and Congress pursuant to which Congress committed to provide the Debtors with (i) the Postpetition Facility and (ii) the Post-Effective Date Facility.

     1.31.     CONFIRMATION DATE  means the date of entry of the Confirmation
Order.

     1.32. CONFIRMATION HEARING means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

     1.33. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan in accordance with its terms pursuant to section 1129 of the Bankruptcy Code.

     1.34.     CONGRESS means Congress Financial Corporation (Central).

     1.35. CONTINUING INDEMNIFICATION RIGHTS means those Indemnification Rights held by any Indemnitee who is a Released Party and serves as a director, officer or employee (or in any similar capacity) of the Reorganized Debtors immediately following the occurrence of the Effective Date together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date.

     1.36. CREDITORS COMMITTEE means the statutory committee appointed in these cases by the Office of the United States Trustee on or about April 2, 2004, as reconstituted from time to time.

     1.37. CURE means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

     1.38.     CURE CLAIM shall have the meaning ascribed to it in
Section 8.3 hereof.

     1.39. CURE CLAIM OBJECTION DEADLINE shall have the meaning ascribed to it in Section 8.3 hereof.

     1.40. CURE CLAIM SUBMISSION DEADLINE shall have the meaning ascribed to it in Section 8.3 hereof.

     1.41. D&O INSURANCE means insurance maintained by the Debtors which, among others, covers the Debtors' directors and officers.

     1.42. DEBTOR OR DEBTORS means, individually, any of Haynes or the Affiliate Debtors and, collectively, all of Haynes and the Affiliate Debtors in the above-captioned jointly administered Chapter 11 Cases.

     1.43. DISALLOWED CLAIM means a Claim or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

     1.44. DISALLOWED INTEREST means an Interest or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of interest bar date has been established but no proof of interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of interest bar date has been set but no proof of interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

     1.45. DISBURSING AGENT means the Reorganized Debtors, or any party designated by the Reorganized Debtors, to serve as disbursing agent under the Plan.

     1.46. DISCLOSURE STATEMENT means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

     1.47. DISPUTED CLAIM means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors or have been Scheduled at zero, as unknown or as contingent, unliquidated, or disputed and (ii) are not the subject of an objection in the Bankruptcy Court, (b) are the subject of a proof of claim that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court.

     1.48. DISPUTED INTEREST means an Interest or any portion thereof, that is neither an Allowed Interest nor a Disallowed Interest and includes, without limitation, Interests that (a) (i) have not been Scheduled by the Debtors or have been Scheduled at zero, as unknown or as contingent, unliquidated, or disputed and (ii) are not the subject of an objection in the Bankruptcy Court,
(b) are the subject of a proof of interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court.

     1.49.     DISTRIBUTION DATE means, except with respect to Claims
Reinstated under the Plan, as to which all distributions shall be timely made in accordance with the terms thereof, the Effective Date or as soon thereafter as is reasonably practicable.

     1.50. DISTRIBUTION RESERVE means the shares of New Common Stock for distribution on account of Allowed Class 6 Old Common Stock Interests to be reserved pending allowance of Disputed Interests in accordance with Section 9.9(b) of the Plan.

     1.51. EFFECTIVE DATE means the Business Day determined by the Debtors on which all conditions to the consummation of the Plan set forth in Section
12.2 hereof have been either satisfied or waived as provided in Section 12.3 hereof and is the day upon which this Plan is substantially consummated.

     1.52. ESTATES means the bankruptcy estates of the Debtors created under section 541 of the Bankruptcy Code.

     1.53. EXHIBIT means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

     1.54. EXHIBIT FILING DATE means the date on which Exhibits to the Plan shall be filed with the Bankruptcy Court, which date shall be at least seven (7) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

     1.55. EXISTING SECURITIES means, collectively, the Senior Notes, the Old Common Stock Interests, the Other Old Equity Interests, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing.

     1.56. FILE, FILED OR FILING means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

     1.57. FINAL ORDER means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.58. GENERAL UNSECURED CLAIM means a Claim that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Other Priority Claim, Senior Note Claim, Intercompany Claim, or a claim of an employee or former employee of the Debtors that is not being affected by this Plan as contemplated in ARTICLE VII of this Plan.

     1.59.     HAYNES means Haynes International, Inc., a Delaware corporation.

     1.60. HAYNES HOLDINGS means Haynes Holdings, Inc., a Delaware corporation.

     1.61. HAYNES SOUR GAS means Haynes Sour Gas Tubulars, Inc., a Delaware corporation.

     1.62. HAYNES SPECIALTY STEELS means Haynes Specialty Steels Company, a Delaware corporation.

     1.63. HOLDBACK AMOUNT means the amount equal to 20% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Fee Claims pursuant to the Professional Fee Order. The Holdback Amount shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates.

     1.64. HOLDBACK ESCROW ACCOUNT means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Holdback Amounts to the extent not previously paid or Disallowed.

     1.65. IMPAIRED means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.66. INDEMNIFICATION RIGHTS means any obligations or rights of the Debtors to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtors' certificates of incorporation, bylaws, or policy of providing employee indemnification, or other applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of the Debtors.

     1.67. INDEMNITEE means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

     1.68. INDENTURE means the Indenture dated as of August 23, 1996, between Haynes, as issuer, and the Senior Notes Trustee, as trustee, relating to the Senior Notes, as amended from time to time.

     1.69.     INSURANCE COVERAGE shall have the meaning ascribed to it in
Section 11.8 hereof.

     1.70. INSURED WORKERS' COMPENSATION PROGRAMS means, collectively, the Debtors' workers' compensation programs in all states in which they operate pursuant to which the Debtors provide their employees with workers' compensation coverage for claims arising from or related to their employment with the Debtors.

     1.71.     INTERCOMPANY CLAIM means a Claim by a Debtor against another
Debtor.

     1.72.     INTERESTHOLDER means a holder of an Interest.

     1.73. INTERESTS means (a) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to the Old Common Stock Interests and any equity securities of the Debtors and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

     1.74. LONG-TERM INCENTIVE PLAN means that certain plan by which the Reorganized Debtors shall deliver certain stock options and stock appreciation rights to certain members of management and other employees on or after the Effective Date, all as is more specifically described on EXHIBIT D hereto.

     1.75. MASTER BALLOT means the ballot distributed to nominees or holders of record of the Senior Notes and Old Common Stock Interests to record the votes, if any, of the beneficial holders of such instruments.

     1.76. NEW BOARD OF REORGANIZED HAYNES shall have the meaning ascribed to it in Section 7.8(b) hereof.

     1.77. NEW COMMON STOCK means the shares of new common stock of Reorganized Haynes, par value $.01, authorized under the Certificate of Incorporation of Reorganized Haynes.

     1.78.     NEW PREFERRED STOCK shall have the meaning ascribed to it in
Section 7.5 hereof.

     1.79. OLD COMMON STOCK INTERESTS means that certain common stock, par value $.01, authorized by Haynes Holdings prior to the Petition Date.

     1.80.     OLD COMMON STOCKHOLDER SHARES means 400,000 shares of New
Common Stock.

     1.81. OTHER OLD EQUITY INTERESTS means all options, warrants, call rights, puts, awards, or other agreements to acquire (a) Old Common Stock Interests or (b) any equity securities of the Debtors outstanding immediately prior to the Petition Date.

     1.82. OTHER PRIORITY CLAIM means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

     1.83. PBGC shall mean the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

     1.84. PENSION PLAN shall mean the Haynes International, Inc. Pension Plan, a defined benefit pension plan covered by Title IV of ERISA that Haynes sponsors.

     1.85. PERIODIC DISTRIBUTION DATE means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter,
(i) the first Business Day occurring one hundred twenty (120) days after the Distribution Date and (ii) subsequently, the first Business Day occurring one hundred twenty (120) days after the immediately preceding Periodic Distribution Date.

     1.86. PERSON means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

     1.87. PETITION DATE means March 29, 2004, the date on which the Debtors filed their petitions for relief commencing these Chapter 11 Cases.

     1.88. PLAN means this joint Chapter 11 plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

     1.89. POST-EFFECTIVE DATE CREDIT AGREEMENT means the Postpetition Credit Agreement, as amended and restated or otherwise replaced, from and after the Effective Date.

     1.90. POST-EFFECTIVE DATE FACILITY means the financing facility provided to the Reorganized Debtors by the Post-Effective Date Lenders pursuant to the Post-Effective Date Credit Agreement and agreements related thereto.

     1.91. POST-EFFECTIVE DATE LENDERS means the lenders from time to time party to the Post-Effective Date Credit Agreement.

     1.92. POSTPETITION AGENT means the administrative agent for the Postpetition Lenders under the Postpetition Credit Agreement.

     1.93. POSTPETITION CREDIT AGREEMENT means that Loan and Security Agreement, dated as of April 12, 2004, as amended from time to time thereafter, among Haynes, as borrower, Haynes Holdings, as guarantor, the Postpetition Agent and the Postpetition Lenders, which was executed by the Debtors in connection with the Postpetition Facility.

     1.94. POSTPETITION FACILITY means the debtor-in-possession secured financing facility provided to the Debtors by the Postpetition Lenders pursuant to the Postpetition Credit Agreement and agreements related thereto as authorized by the Bankruptcy Court pursuant to the Postpetition Facility Order.

     1.95. POSTPETITION FACILITY CLAIM means all super priority administrative claims of the Postpetition Agent and the Postpetition Lenders arising under or pursuant to the Postpetition Facility.

     1.96. POSTPETITION FACILITY ORDER means, collectively, the interim order that was entered by the

Bankruptcy Court on March 29, 2004, the final order that was entered by the Bankruptcy Court on April 22, 2004, authorizing and approving the Postpetition Credit Agreement and the agreements related thereto, and any subsequent orders approving amendments to the Postpetition Credit Agreement.

     1.97. POSTPETITION INTEREST means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a Claimholder whose Claim is secured by property of the Estates to the extent such items have accrued and are payable pursuant to the provisions of the Bankruptcy Code including, without limitation, section 506(b) of the Bankruptcy Code.

     1.98. POSTPETITION LENDERS means the lenders from time to time party to the Postpetition Credit Agreement.

     1.99. PRIORITY TAX CLAIM means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.100. PRO RATA means, from time to time, unless the Plan specifically provides otherwise, (i) with respect to Allowed Claims, the same proportion that the Allowed Amount of a Claim of a Creditor in a particular Class of a Debtor bears to the sum of the aggregate Allowed Amounts of all Claims (including Disputed Claims, but excluding Disallowed Claims) of that particular Class of Claims for all Debtors and (ii) with respect to Allowed Interests, the proportion of the number of shares or units held by such Interestholder in relation to the total number of such shares or units outstanding included in such Class (including Disputed Interests, but excluding Disallowed Interests); PROVIDED, HOWEVER, that with respect to Senior Note Claims in Class 4, "Pro Rata" means the proportion that the principal face amount of the Senior Notes held by the holder of a Claim in Class 4 bears to the aggregate principal face amount of the Senior Notes.

     1.101. PROFESSIONAL means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.102.    PROFESSIONAL FEE CLAIM means an Administrative Claim under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to and including the Effective Date.

     1.103. PROFESSIONAL FEE ORDER means the order entered by the Bankruptcy Court on April 22, 2004, authorizing the interim payment of Professional Fee Claims subject to the Holdback Amount.

     1.104. REGISTRATION RIGHTS AGREEMENT means the agreement, a form of which is attached hereto as EXHIBIT E, whereby Reorganized Haynes will be obligated to register certain shares of New Common Stock pursuant to the terms and conditions of such agreement.

     1.105. REINSTATED OR REINSTATEMENT means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

     1.106. RELEASED PARTIES means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case, as of the date of commencement of the hearing on confirmation of the Plan, (ii) the Creditors Committee and all members of the Creditors Committee in their respective capacities as such, (iii) the Ad Hoc Noteholders Committee and all members of the Ad Hoc Noteholders Committee in their capacities as such, (iv) the Postpetition Agent in its capacity as such, (v) the Postpetition Lenders in their capacities as such, (vi) the Senior Notes Trustee in its capacity as such,
(vii) Blackstone, (viii) all Professionals, and (ix) with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.

     1.107. REORGANIZED means the applicable Debtor from and after the Effective Date, subject to the Restructuring Transactions.

     1.108. REORGANIZED DEBTORS means collectively, the Debtors, or any successors thereto by merger, consolidation, or otherwise, on or after the Effective Date.

     1.109. RESTRUCTURING TRANSACTION(s) means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date in accordance with Section 7.3 of this Plan.

     1.110. RETAINED ACTIONS means (a) all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtor's estate may hold against any Person, including, without limitation, any Causes of Action brought prior to the Petition Date, and actions against any Persons for failure to pay for products or services provided or rendered by the Debtors, (b) all claims, Causes of Action, suits and proceedings relating to strict enforcement of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and (c) all claims or Causes of Action seeking the recovery of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors' or the Reorganized Debtors' business; PROVIDED THAT any and all claims released under the Plan are excluded from the foregoing. A nonexclusive list of the Retained Actions and Retained Avoidance Claims is set forth in EXHIBIT A attached hereto.

     1.111. RETAINED AVOIDANCE CLAIMS means all Avoidance Claims other than Claims released under the Plan. A nonexclusive list of the Retained Actions and Retained Avoidance Claims is set forth in EXHIBIT A attached hereto.

     1.112. RETIREE MEDICAL PROGRAMS means the various programs in effect as of the Petition Date pursuant to which the Debtors provide medical, denta1, life insurance and prescription drug benefits to retired employees, including former union workers, and dependents located in the United States.

     1.113. SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules or statements have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

     1.114. SECURED CLAIM means a Claim that is secured by a lien on property in which the Debtors' Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claimholder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

     1.115. SECURITIES ACT means the Securities Act of 1933, 15 U.S.C. Sections 77c-77aa, as now in effect or hereafter amended.

     1.116.    SENIOR NOTEHOLDER means the holders of the Senior Notes.

     1.117.    SENIOR NOTEHOLDER SHARES means 9,600,000 shares of New
Common Stock.

     1.118. SENIOR NOTE CLAIM means a Claim for principal or interest on account of the Senior Notes.

     1.119. SENIOR NOTES means those certain 11 ?% Senior Notes due September 1, 2004 issued by Haynes under the Indenture.

     1.120. SENIOR NOTES TRUSTEE means Wells Fargo Bank, N.A., as successor trustee under the Indenture.

     1.121.    SERVICER has the meaning ascribed to it in Section 7.6 hereof.

     1.122. SOLICITATION ORDER means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

     1.123. TENTATIVE AGREEMENT means that certain Tentative Collective Bargaining Agreement between Haynes and the United Steel Workers of America, for itself and on behalf of its Local No. 2958, dated February 5, 2004, ratified by United Steel Workers of America Local No. 2958 on February 13, 2004, which modifies the Collective Bargaining Agreement.

     1.124. UNIMPAIRED CLAIM means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.125. VOTING DEADLINE means the voting deadline date for voting to accept or reject this Plan, as determined by the Bankruptcy Court and set forth in the Solicitation Order.

C.   RULES OF INTERPRETATION

     For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (e) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (f) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, certificates of incorporation, by laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

     This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Creditors Committee, and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as "contra preferentem" shall not apply to the construction or interpretation of any provision of this Plan, Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.

D.   COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.   REFERENCES TO MONETARY FIGURES

     All references in the Plan to monetary figures shall refer to United States of America currency unless otherwise expressly provided.

F.   EXHIBITS

     All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606 (Attn: John Wm. Butler, Jr., Esq. and J. Eric Ivester, Esq.), counsel to the Debtors, by downloading such exhibits from the Court's website at www.insb.uscourts.gov (a PACER account is required), or on the Claims Agent's Internet website, www.kccllc.net/haynes. To the extent any Exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of the Plan shall control.

G.   GOVERNING LAW

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Indiana shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (unless such agreement, document or instrument provides otherwise) and (ii) the laws of the state of incorporation of the Debtors shall govern corporate governance matters with respect to the Debtors, in either case without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II.

                             ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

     2.1. ADMINISTRATIVE CLAIMS. Subject to the provisions of Articles IX and X of this Plan, on (a) the first Periodic Distribution Date occurring after the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Allowed Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Allowed Administrative Claim, provided that such date may not precede the first Periodic Distribution Date, an Allowed Administrative Claimholder in any Debtor's Chapter 11 Case, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     2.2. PRIORITY TAX CLAIMS. Commencing on (a) the first Periodic Distribution Date occurring after the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) the date an Allowed Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Allowed Priority Tax Claim, provided that such date may not precede the first Periodic Distribution Date, at the sole option of the

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Debtors (or the Reorganized Debtors after the Effective Date), the Allowed
Priority Tax Claimholder shall receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at a fixed rate of five percent (5%) per annum from the Effective Date, or such lesser rate agreed to by a particular taxing authority, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash.

                                  ARTICLE III.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     Pursuant to section 1122 of the Bankruptcy Code, set forth below is designation of Classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in ARTICLE II herein.

     Because of the request that the Debtors be substantively consolidated for various purposes including for voting and distribution purposes, all of the Claims against and Interests in the Debtors are included in the Classes described below.

     3.1.   CLASS 1. Class 1 consists of all Secured Claims.

     3.2.   CLASS 2. Class 2 consists of all Other Priority Claims.

     3.3.   CLASS 3. Class 3 consists of all General Unsecured Claims.

     3.4.   CLASS 4. Class 4 consists of all Senior Note Claims.

     3.5.   CLASS 5. Class 5 consists of all Intercompany Claims.

     3.6.   CLASS 6. Class 6 consists of all Old Common Stock Interests.

     3.7.   CLASS 7. Class 7 consists of all Other Old Equity Interests.

                                   ARTICLE IV.

                       IDENTIFICATION OF CLASSES OF CLAIMS
                AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN

     4.1. UNIMPAIRED CLASSES OF CLAIMS. The following Classes are Unimpaired by the Plan:

            Class 1(Secured Claims)
            Class 2(Other Priority Claims)

     4.2. IMPAIRED CLASSES OF CLAIMS AND INTERESTS. The following Classes are or may be Impaired by the Plan:

            Class 3     (General Unsecured Claims)
            Class 4     (Senior Note Claims)
            Class 5     (Intercompany Claims)
            Class 6     (Old Common Stock Interests)
            Class 7     (Other Old Equity Interests)

                                   ARTICLE V.

                            PROVISIONS FOR TREATMENT
                             OF CLAIMS AND INTERESTS

     5.1. CLASS 1: SECURED CLAIMS. Except as otherwise provided in and subject to Section 9.9 of this Plan, at the option of the Debtors (or the Reorganized Debtors), with the consent of the Creditors Committee, which consent will not be unreasonably withheld, (i) the legal, equitable, and contractual rights of each Allowed Secured Claimholder shall be Reinstated or (ii) each Allowed Secured Claimholder shall receive, in full satisfaction, settlement and release of, and in exchange for, its Allowed Secured Claim (A) Cash in an amount equal to the value of the Secured Claimholder's interest in the property of the Estate which constitutes collateral for such Allowed Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Secured Claim, or (C) such other treatment as to which the Debtors (or the Reorganized Debtors), with the consent of the Creditors Committee, which consent will not be unreasonably withheld, and the holder of such Allowed Secured Claim have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (A) or clause (B) above. The Debtors (or the Reorganized Debtors), with the consent of the Creditors Committee, which consent will not be unreasonably withheld, shall determine which treatment of those set forth in the preceding sentence will be provided to each Allowed Secured Claim on the later of (i) the Effective Date or (ii) ten days after the date such Claim becomes an Allowed Secured Claim. The Reorganized Debtors shall provide notice of the treatment to be provided to each holder of an Allowed Secured Claim as soon as practicable after the later of (x) the Effective Date or (y) ten days after the date such Claimholder's claim becomes an Allowed Secured Claim. In the event the Debtors or the Reorganized Debtors, as the case may be, fail to designate the treatment of an Allowed Secured Claim, the legal, equitable, and contractual rights of the Allowed Secured Claimholder with respect to such Allowed Secured Claim shall be Reinstated. The failure of a party in interest to object to such Secured Claims in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all valid, enforceable and perfected prepetition liens on property of the Debtors held by or on behalf of the Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders and/or applicable law until, as to each such Claimholder, the Allowed Secured Claims of such Secured Claimholder are satisfied in accordance with the provisions of this Section 5.1.

     5.2. CLASS 2: OTHER PRIORITY CLAIMS. Except as otherwise provided in and subject to Section 9.9 of this Plan, on (i) the first Periodic Distribution Date occurring after the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Allowed Other Priority Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Allowed Other Priority Claim, provided that such date may not precede the first Periodic Distribution Date, at the sole option of the Debtors (or the Reorganized Debtors), the holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Other Priority Claim, (x) Cash equal to the amount of such Allowed Other Priority Claim or (y) such other treatment as to which the applicable Debtor (or Reorganized Debtor) and such Claimholder shall have agreed in writing.

     5.3. CLASS 3: GENERAL UNSECURED CLAIMS. The Debtors have assumed that General Unsecured Claims are Impaired by the Plan. Except as otherwise provided in and subject to Section 9.9 of this Plan, on (i) the first Periodic Distribution Date occurring after the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date an Allowed General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Claim, provided that such date may not precede the first Periodic Distribution Date, each Allowed General Unsecured Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such General Unsecured Claim, Cash equal to 100% of the Allowed Amount of the Claim without interest accruing on or after the Petition Date.

     5.4. CLASS 4: SENIOR NOTE CLAIMS. Senior Note Claims shall be deemed Allowed Claims in the aggregate amount of $149,476,910.00. On or as soon as reasonably practicable after the Distribution Date, each holder of an Allowed Senior Note Claim shall receive, in full satisfaction, release, and discharge of its Allowed Senior Note Claim, its Pro Rata share of the Senior Noteholder Shares (subject to dilution by the shares of New Common Stock issued pursuant to or on account of any management or employee incentive plan or other similar plan or issued in order to list the New Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system).

     5.5. CLASS 5: INTERCOMPANY CLAIMS. On the Effective Date, all Intercompany Claims will, in the sole discretion of the applicable Debtor or Reorganized Debtor, (a) be preserved and

Reinstated, (b) be released, waived and discharged as of the Effective Date, or
(c) be contributed to the capital of the obligor corporation.

     5.6.   CLASS 6: OLD COMMON STOCK INTERESTS. On the Effective Date, the
Old Common Stock Interests shall be cancelled. On or as soon as reasonably practicable after the Distribution Date, each holder of an Allowed Old Common Stock Interest shall receive in full satisfaction, release, and discharge of its Allowed Old Common Stock Interests and any and all claims and liabilities arising pursuant to or in any way related to the Old Common Stock Interests, such Interestholder's Pro Rata share of the Old Common Stockholder Shares (subject to dilution by the shares of New Common Stock issued pursuant to or on account any management or employee incentive plan or other similar plan or issued in order to list the New Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system).

     5.7. CLASS 7: OTHER OLD EQUITY INTERESTS. On the Effective Date, the Other Old Equity Interests will be cancelled and the holders of Other Old Equity Interests shall not receive or retain any distribution of property on account of such Other Old Equity Interests under the Plan.

     5.8. RESERVATION OF RIGHTS. Except as otherwise explicitly provided in the Plan, nothing will affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Unimpaired Claims. Except to the extent a Reorganized Debtor expressly assumes an obligation or liability of a Debtor or another Reorganized Debtor, the Plan will not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Debtor or Reorganized Debtor, and from and after the Effective Date, each Reorganized Debtor will be separately liable for its own obligations.

                                   ARTICLE VI.

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS

     6.1. IMPAIRED CLASSES ENTITLED TO VOTE. Except as otherwise provided in any order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan and Section 6.4 of the Plan, each Impaired Class of Claims and Interests that will receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan.

     6.2.   ACCEPTANCE BY IMPAIRED CLASSES.

            (a) IMPAIRED CLAIMS. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

            (b) IMPAIRED INTERESTS. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Interests of such Class actually voting on the Plan have voted to accept the Plan.

     6.3.   CLASSES DEEMED TO ACCEPT THE PLAN. Class 1 Secured Claims and
Class 2 Other Priority Claims and are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to have accepted the Plan, and the votes of such Claimholders will not be solicited. Because all Debtors are proponents of this Plan, Class 5 Intercompany Claims are deemed to have accepted this Plan. The votes of holders of such Claims therefore will not be solicited.

     6.4.   CLASSES DEEMED TO REJECT PLAN. Since holders of Class 7 Other
Old Equity Interests are not receiving a distribution on account of such Interests under the Plan, such Class is conclusively presumed to have rejected the Plan, and the votes of such holders will not be solicited.

     6.5. CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE. The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to any Class which rejects, or is deemed to have rejected, the Plan.

     6.6. CONFIRMABILITY AND SEVERABILITY OF A PLAN. The Debtors, in consultation with the Creditors Committee, reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect (a) the confirmability of the Plan as it applies to any other Debtor or (b) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

                                  ARTICLE VII.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     7.1. CONTINUED CORPORATE EXISTENCE. Subject to the Restructuring Transactions, each of the Debtors shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which it is incorporated and pursuant to the articles or certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such articles or certificate of incorporation and bylaws are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

     7.2. SUBSTANTIVE CONSOLIDATION. This Plan provides for the substantive consolidation of Haynes Holdings, Haynes, Haynes Specialty Steels and Haynes Sour Gas for Plan purposes, including voting and distribution purposes. This Plan is deemed a motion for substantive consolidation to the extent necessary. For such purposes, on the Effective Date,
(a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth in this Article and elsewhere in this Plan, such substantive consolidation will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest will not be affected by such substantive consolidation, (c) affect Intercompany Claims of Debtors against Debtors, except as otherwise provided in this Plan, or (d) affect the Interests in the Affiliate Debtors, except as otherwise provided in this Plan and as may be required in connection with the Restructuring Transactions contemplated by this Plan.

     7.3. RESTRUCTURING TRANSACTIONS. On or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions, including, but not limited to, the merger of Haynes Holdings into Haynes, and all of the transactions described in this Plan. Such actions may also include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction. The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, from and after the consummation of such Restructuring Transaction, the surviving Reorganized Debtor shall assume and perform the obligations under this Plan of each non-surviving Reorganized Debtor. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Reorganized Debtor prior to such liquidation) shall assume and perform such obligations. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

     7.4. CORPORATE ACTION. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

     7.5. CERTIFICATES OF INCORPORATION AND BYLAWS. The certificates of incorporation and bylaws of the Reorganized Debtors shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The Certificate of Incorporation of Reorganized Haynes shall, among other things,
(a) authorize the issuance of ten million (10,000,000) shares of New Common Stock, $0.01 par value per share; (b) authorize an additional ten million (10,000,000) shares of New Common Stock, $0.01 par value per share, for future issuance upon terms to be designated from time to time by the board of directors of Reorganized Haynes; (c) authorize twenty million (20,000,000) shares of preferred stock (the "New Preferred Stock") upon terms to be designated from time to time by the board of directors of Reorganized Haynes; (d) authorize Reorganized Haynes to dilute the New Common Stock, upon terms to be designated from time to time by the New Board of Reorganized Haynes, but only to the extent necessary to list the New Common Stock on a national securities exchange or to make available for quotation on a national automated interdealer quotation system; and (e) pursuant to section 1123(a)(6) of the Bankruptcy Code, include
(x) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date, and, if applicable, (y) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. After the Effective Date, the Reorganized Debtors may amend and restate the Certificates of Incorporation and Bylaws as permitted by applicable law. The Certificates of Incorporation and Bylaws of the Reorganized Debtors shall be in substantially the form attached to this Plan as EXHIBIT B and EXHIBIT C, respectively.

     7.6. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, shall be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, shall be released and discharged; PROVIDED, HOWEVER, that the Indenture and any other agreement that governs the rights of the Claimholder and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a "Servicer") shall continue in effect solely for purposes of allowing such Servicer to make the distributions to be made on account of such Claims under the Plan as provided in
ARTICLE IX of the Plan. All reasonable compensation, fees, expenses, and disbursements incurred by the Indenture Trustee before, on and after the Petition Date, but before the Effective Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the Indenture Trustee, shall be paid in Cash on or as soon as practicable after the Effective Date by Reorganized Haynes as an Administrative Expense, without the need for application to, or approval of, any court. The Debtors estimate that payments pursuant to Sections 7.6 and 9.6 of the Plan for compensation, fees, expenses and disbursements incurred prior to the Effective Date do not exceed seventy-five thousand dollars

($75,000), the Indenture Trustee estimates that such fees may total one hundred twenty-five thousand dollars ($125,000). Any dispute as to the reasonableness of such fees shall be determined by the Bankruptcy Court in accordance with section 503 of the Bankruptcy Code. To the extent that the Indenture Trustee provides services after the Effective Date related to the distributions pursuant to the Plan, the Indenture Trustee will be paid by Reorganized Haynes, without court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection therewith. Such payments will be in amounts to be agreed upon by the Indenture Trustee and the Reorganized Debtors.

     7.7. REINSTATEMENT OF COMMON STOCK OF AFFILIATE DEBTORS. Subject to the Restructuring Transactions, the common stock in the Affiliate Debtors shall be Reinstated in exchange for Haynes' agreement to cause the distribution of New Common Stock and other consideration provided for under this Plan to holders of Allowed Claims and Allowed Interests in accordance with the terms of this Plan.

     7.8.   DIRECTORS AND OFFICERS.

            (a) The existing senior officers of the Debtors shall serve as senior officers of the Reorganized Debtors in their current capacities after the Effective Date, subject to the terms of the applicable employment agreements and the rights of the respective boards of directors.

            (b) Upon the Effective Date, the new board of directors of Reorganized Haynes (the "New Board of Reorganized Haynes") shall consist of seven (7) directors, including Francis J. Petro (or in the event of his death, incapacity, or resignation, the chief executive officer of Reorganized Haynes) and six representatives designated by the Creditors Committee. The New Board of Reorganized Haynes, including any required committee(s) thereof, shall comply with any other qualification, experience, and independence requirements under applicable law, including the Sarbanes-Oxley Act of 2002. The chairman of the board shall be designated by a majority of the members of the New Board of Reorganized Haynes. Thereafter, unless otherwise provided in the Plan, the selection and the term of the board of directors of Reorganized Haynes shall be subject to the provisions of the certificate of incorporation and bylaws of Reorganized Haynes.

            (c) The Persons designating board members shall file with the Bankruptcy Court and give to the Debtors written notice of the identities of such members on a date that is not less than ten (10) days prior to the Confirmation Hearing; PROVIDED, HOWEVER, that if and to the extent that any party fails to file and give such notice, the Debtors shall designate the members of the New Board of Reorganized Haynes by announcing their identities at the Confirmation Hearing.

            (d) Board members shall serve an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one (1) year after the Effective Date and for one (1) year terms thereafter (with such subsequent terms subject to election by shareholder vote) as provided in the certificates of incorporation and bylaws of the Reorganized Debtors.

            (e) On the Effective Date, the term of the current members of the board of directors of Haynes Holdings, Haynes Sour Gas and Haynes Specialty Steels shall expire. From and after the Effective Date, the initial board of directors of Reorganized Haynes Holdings (if applicable), Reorganized Haynes Sour Gas and Reorganized Haynes Specialty Steels shall be the same directors as those Persons designated as directors of Reorganized Haynes pursuant to the procedures set forth above.

     7.9.   PENSION PLAN AND RETIREE MEDICAL PROGRAMS.

            (a) Upon the occurrence of the Effective Date, the Reorganized Debtors intend to continue the Pension Plan, meet the minimum funding standards under ERISA and the Internal Revenue Code, pay all PBGC insurance premiums if applicable, and administer and operate the Pension Plan in accordance with its terms and ERISA. Nothing in this Plan shall be deemed to discharge, release, or relieve the Debtors, Reorganized Debtors, any member of the Debtors' controlled groups (as defined in 29 U.S.C. Section 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the Pension Plan, and the PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or consummation.

            (b) Upon the occurrence of the Effective Date, the Reorganized Debtors intend to continue to pay benefits under the Retiree Medical Programs if and to the extent the Debtors are otherwise obligated to provide such benefits. Nothing in this Plan shall be deemed to discharge, release, or relieve the Debtors or the Reorganized Debtors from any liability with respect to the Retiree Medical Programs and the beneficiaries of the Retiree Medical Programs or their representatives shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or confirmation.

            (c) Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify or terminate those retirement and other agreements discussed in Section 7.9 of the Plan.

     7.10.  EMPLOYMENT, INDEMNIFICATION AND OTHER AGREEMENTS.

            (a) Except as otherwise provided in the Plan, upon the occurrence of the Effective Date pursuant to section 365(b) of the Bankruptcy Code and in accordance with Section 8.1 of the Plan, the Debtors shall assume the employment agreements and/or severance agreements as modified of certain executives and members of senior management. Copies of the modified agreements are attached to the Plan as group EXHIBIT D and shall be filed on or before the Exhibit Filing Date. Except as otherwise provided in the Plan, to the extent that any of the Debtors has in place as of the Effective Date, employment, retirement, indemnification or other agreements with their respective active directors, officers and employees who will continue in such capacities after the Effective Date, or retirement income plans, welfare benefits plans and other plans for such Persons, such agreements, programs and plan will remain in place after the Effective Date, and the Reorganized Debtors intend to continue to honor such agreements programs and plans. Benefits provided under such agreements or plans may include benefits under qualified and non-qualified retirement plans; health and dental coverage; short and long-

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term disability benefits; death and supplemental accidental death benefits;
vacation; leased car; club memberships; financial consulting; tax preparation and estate planning as well as an annual physical examination, each paid or provided commensurate with an employee's position in accordance with the Debtors' or Reorganized Debtors' policies then in effect. Such agreements and plans also may include equity, bonus and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; PROVIDED, HOWEVER, that pursuant to the Long-Term Incentive Plan, there shall be reserved for certain members of management and other employees of the Reorganized Debtors a certain number of shares of New Common Stock and other securities all as more fully described in Section 7.12 of the Plan. However, as of the Effective Date, the Reorganized Debtors shall have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with its respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefits plans and other plans for active employees, subject to the existing contractual rights, if any, of the directors, officers and employees affected thereby.

            (b) Notwithstanding anything to the contrary herein, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify or terminate those employment, indemnification and other agreements discussed in this Section 7.10.

     7.11. CONTINUATION OF INSURED WORKERS' COMPENSATION PROGRAMS. Upon occurrence of the Effective Date, the Reorganized Debtors shall continue the Insured Workers' Compensation Programs in accordance with applicable state laws. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of the Insured Workers' Compensation Programs. The Reorganized Debtors shall be responsible for all valid claims for benefits and liabilities under the Insured Workers' Compensation Programs regardless of when the applicable injuries were incurred. Any and all obligations under the Insured Workers' Compensation Programs shall be paid in accordance with the terms and conditions of the Insured Workers' Compensation Programs and in accordance with all applicable laws. Notwithstanding anything to the contrary herein, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify or terminate the Insured Workers' Compensation Programs.

     7.12. IMPLEMENTATION OF THE LONG-TERM INCENTIVE PROGRAM. The Reorganized Debtors shall implement the Long-Term Incentive Plan in order to promote the growth and general prosperity of the Reorganized Debtors by offering incentives to key employees who are primarily responsible for the growth of the Reorganized Debtors, and to attract and retain qualified employees and thereby benefit the shareholders of the Reorganized Debtors based on growth of the Reorganized Debtors. The Long-Term Incentive Plan will be administered by the New Board of Reorganized Haynes. EXHIBIT D hereto includes a description of the Long-Term Incentive Plan.

     7.13.  ISSUANCE OF NEW COMMON STOCK.

            (a) As described in Section 7.5 herein, on the Effective Date, Reorganized Haynes will authorize up to twenty million (20,000,000) shares of New Common Stock. On or

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as soon as reasonably practicable after the Effective Date, Reorganized Haynes shall issue and exchange, as necessary, for the benefit of holders of Senior Note Claims and Old Common Stock Interests, ten million (10,000,000) shares of the New Common Stock in accordance with the terms of the Plan. The issuance of the New Common Stock is authorized without the need for any further corporate action. The issuance of the New Common Stock and the distribution thereof to Claimholders and Interestholders shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, Reorganized Haynes will enter into a Registration Rights Agreement with each holder of an Allowed Class 4 Senior Note Claim in the Haynes Chapter 11 Case (i) who by virtue of holding New Common Stock to be distributed under the Plan and/or its relationship with Reorganized Haynes could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of applicable securities laws) of Reorganized Haynes, and (ii) who requests in writing that Reorganized Haynes execute such agreement, such request to be made within 90 days after the Effective Date. A form Registration Rights Agreement will be filed by the Debtors, as EXHIBIT E hereto, with the Bankruptcy Court no later than the Exhibit Filing Date. The Registration Rights Agreement shall contain certain registration rights for the benefit of the signatories thereto.

            (b) Reorganized Haynes shall use commercially reasonable efforts to list the New Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system within one year of the Effective Date unless the New Board of Reorganized Haynes determines otherwise, with such efforts to commence as soon as reasonably practicable after the Effective Date. Reorganized Haynes shall have no liability if it is unable to list the New Common Stock as described above. Persons receiving distributions of New Common Stock, by accepting such distributions, shall have agreed to cooperate with Reorganized Haynes' reasonable requests to assist Reorganized Haynes in its efforts to list the New Common Stock on a securities exchange or quotation system.

     7.14. POST-EFFECTIVE DATE FINANCING. The Postpetition Credit Agreement will be amended and restated or otherwise replaced in a manner consistent with the terms of the Commitment Letter and will be the Reorganized Debtors' primary source of working capital from and after the Effective Date. Documents evidencing the amendment and restatement or other replacement of the Postpetition Credit Agreement shall be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and will be deemed attached hereto as EXHIBIT F. Prior notice of any proposed material modification to the Post-Effective Date Credit Agreement or the Commitment Letter with respect thereto after its filing with the Bankruptcy Court shall be provided to the Creditors Committee. In the Confirmation Order, the Bankruptcy Court shall approve the Post-Effective Date Credit Agreement in substantially the form filed with the Bankruptcy Court and authorize the Debtors to execute such documents as the Post-Effective Date Lenders may require in order to effectuate the treatment afforded to such parties under the Post-Effective Date Credit Agreement (whether effected through an amendment and restatement or other replacement of Postpetition Credit Agreement) as provided in this Section 7.14.

     7.15. PRESERVATION OF CAUSES OF ACTION.In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained

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Actions and all Retained Avoidance Claims, and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. A nonexclusive list of Retained Actions and Retained Avoidance Claims is set forth on EXHIBIT A. The Debtors, in consultation with the Creditors Committee, or the Reorganized Debtors will determine whether to bring, settle, release, compromise, or enforce any such rights (or decline to do any of the foregoing). The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding in the Debtors' Schedules or in EXHIBIT A does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of the Plan.

     7.16. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the chief executive officer, chief financial officer, any other officer of any of the Debtors, or their respective designees shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of any of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

     7.17.  EXEMPTION FROM TRANSFER TAXES AND RECORDING FEES. Pursuant to
section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax. Any transfers from the Debtors to the Reorganized Debtors or otherwise pursuant to the Plan shall not be subject to any such taxes, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, any and all of the foregoing transactions whether taken on or after the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

                                  ARTICLE VIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

     8.1. ASSUMED CONTRACTS AND LEASES.Each executory contract and unexpired lease to which the Debtors are a party shall be deemed automatically assumed and Reinstated as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously rejected by the Debtors, (b) is the subject of a motion to reject filed, or a notice of rejection served pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, (c) is listed on the schedule of rejected contracts and leases annexed hereto as EXHIBIT G, or
(d) expired prior to the Effective Date and/or is no longer executory on the Effective Date by its own terms. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

     8.2. REJECTED CONTRACTS AND LEASES. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served pursuant to an order of the Bankruptcy Court, on or before the Confirmation Date, all executory contracts and unexpired leases set forth on EXHIBIT G shall be deemed automatically rejected as of the Effective Date; PROVIDED, HOWEVER, that neither the inclusion by the Debtors of a contract or lease on EXHIBIT G nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or any of the Debtors' Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code. The Debtors reserve the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease.

     8.3. PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The provisions (if any) of each executory contract and unexpired lease to be assumed and Reinstated under this Plan which are or may be in default shall be satisfied solely by Cure. Any Person claiming that a monetary cure amount is due in connection with the assumption of any executory contract or unexpired leases as contemplated by section 365(b) of the Bankruptcy Code must file a monetary cure claim with the Bankruptcy Court asserting all alleged amounts accrued through the Effective Date, if any (a "Cure Claim"), no later than thirty (30) days after the Effective Date (the "Cure Claim Submission Deadline"). Any party failing to submit a Cure

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Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts relating thereto against the Debtors or the Reorganized Debtors. The Reorganized Debtors shall have thirty (30) days from the Cure Claim Submission Deadline to file an objection to any Cure Claim (the "Cure Claim Objection Deadline"). Any disputed Cure Claims shall be resolved either consensually by the parties, or by the Bankruptcy Court. Disputed Cure Claims shall be set for status at subsequent hearings following the Cure Claim Submission Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. If the Reorganized Debtors do not dispute a Cure Claim, then the Reorganized Debtors shall pay the Cure Claim, if any, to the claimant within twenty (20) days of the Cure Claim Objection Deadline. Disputed Cure Claims that are resolved by agreement or Final Order shall be paid by the Reorganized Debtors within twenty (20) days of such agreement or Final Order.

     8.4. REJECTION DAMAGES BAR DATE. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Debtors or such entities' properties unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

     8.5. COLLECTIVE BARGAINING AGREEMENT; TENTATIVE AGREEMENT. The Debtors will assume the Collective Bargaining Agreement as modified by the Tentative Agreement upon the occurrence of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.

     8.6. PRESERVATION OF INSURANCE. The discharge and release of the Debtors as provided herein shall not diminish or impair the enforceability of any insurance policies that may cover claims against the Debtors or any other person or entity. Furthermore, assumption of any insurance policy pursuant to ARTICLE VIII of the Plan does not alter, amend, or otherwise affect either the Debtors' or insurers' rights pursuant to such insurance policy; PROVIDED, HOWEVER, nothing herein waives any contractual, state or federal rights the Debtors may have including, without limitation, those set forth in Section 365(b)(2) of the Bankruptcy Code.

                                   ARTICLE IX.
                       PROVISIONS GOVERNING DISTRIBUTIONS;
                  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT
                      AND UNLIQUIDATED CLAIMS AND INTERESTS

     9.1. TIME OF DISTRIBUTIONS. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on a Periodic Distribution Date.

     9.2. NO INTEREST ON CLAIMS OR INTERESTS. Unless otherwise specifically provided for in the Plan or as otherwise required by section 506(b) of the Bankruptcy Code, the Confirmation Order, the Postpetition Credit Agreement or the Postpetition Facility Order, Postpetition Interest shall not accrue or be paid on Claims, and no Claimholder or Interestholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or Disputed Interest in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest.

     9.3. DISBURSING AGENT. The Disbursing Agent shall make all distributions required under this Plan except with respect to a Claimholder or Interestholder whose distribution is governed by the Indenture or other agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the Claimholders and Interestholders in accordance with the provisions of this Plan and the terms of the Indenture or other governing agreement; PROVIDED, HOWEVER, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

     9.4. SURRENDER OF SECURITIES OR INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing either a Claim or Interest, including, without limitation, a Claim on account of the Indenture (as to each, a "Certificate"), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by the Indenture or other agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

     9.5. INSTRUCTIONS TO DISBURSING AGENT. Prior to any distribution on account of any Claim or Interest pursuant to the Indenture or other agreement, the Servicer with respect to the Indenture or other agreement shall (a) inform the Disbursing Agent as to the amount of properly surrendered claim pursuant thereto and (b) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of such Claimholders or Interestholders who have properly surrendered Certificates.

     9.6. SERVICES OF INDENTURE TRUSTEES, AGENTS AND SERVICERS. The services, with respect to implementation of the distributions contemplated by the Plan, of Servicers under the Indenture and other agreements that govern the rights of Claimholders or Interestholders shall be as set forth elsewhere in the Plan, and the Reorganized Debtors shall reimburse any Servicer in the ordinary course for reasonable and necessary services performed by it as contemplated by, and in accordance with, this Plan without the need for the filing of an application with, or approval by, the Bankruptcy Court. The Debtors estimate that payments pursuant to Sections 7.6 and 9.6 of the Plan for compensation, fees, expenses and disbursements incurred prior to the Effective Date do not exceed seventy-five thousand dollars ($75,000), the Indenture Trustee estimates that such fees may total one hundred twenty-five thousand dollars ($125,000). Any dispute as to the reasonableness of such fees shall be determined by the Bankruptcy Court in accordance with section 503 of the Bankruptcy Code. To the extent that the Indenture Trustee provides services after the Effective Date related to the distributions pursuant to the Plan, the Indenture Trustee will be paid by Reorganized Haynes, without court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection therewith. Such payments will be in amounts to be agreed upon by the Indenture Trustee and the Reorganized Debtors.

     9.7. CLAIMS ADMINISTRATION RESPONSIBILITY. The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors; PROVIDED, HOWEVER, that the foregoing shall not be deemed to divest the rights, if any, of any party in interest to object to Claims or Interests.

     9.8. DELIVERY OF DISTRIBUTIONS. Distributions to Allowed Claimholders and Allowed Interestholders shall be made by the Disbursing Agent or the appropriate Servicer, as the case may be (a) at the addresses set forth on the proofs of claim or interest filed by such Claimholders, Interestholders or Servicers, (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim or interest, (c) at the addresses reflected in the Schedules if no proof of claim or interest has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder or Interestholder whose Claim or Interest is governed by an Indenture or other agreement and is administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's or Interestholder's distribution is returned as undeliverable, no further distributions to such Claimholder or Interestholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's or Interestholder's then current address, at which time all missed distributions shall be made to such Claimholder or Interestholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or Interestholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

     9.9. PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS AND INTERESTS.

            (a) NO DISTRIBUTIONS PENDING ALLOWANCE. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim or Disputed Interest has become an Allowed Claim or an Allowed Interest. All objections to Claims or Interests must be filed on or before the Claims/Interests Objection Deadline.

            (b) DISTRIBUTION RESERVE. The Disbursing Agent shall withhold a separate Distribution Reserve from the property to be distributed to holders of Class 6 Old Common Stock Interests. The amount of New Common Stock withheld as a part of the Distribution Reserve shall be equal to the amount the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to the Interestholders in such Class when the allowance or disallowance of each Interest is ultimately determined. The Disbursing Agent may request estimation for any Disputed Interest that is contingent or unliquidated (but is not required to do so). The Disbursing Agent will also place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Interestholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Interest. Nothing in the Plan or the Disclosure Statement will be deemed to entitle the Interestholder to interest accruing on or after the Petition Date on any Interest.

            (c) DISTRIBUTIONS AFTER ALLOWANCE. Payments and distributions from the Distribution Reserve to each respective Interestholder on account of a Disputed Interest, to the extent that it ultimately becomes an Allowed Interest, will be made in accordance with provisions of the Plan that govern distributions to such Interestholders. On the first Periodic Distribution Date following the date when a Disputed Interest becomes an Allowed Interest, the Disbursing Agent will distribute to the Interestholder any Cash or New Common Stock from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Interestholders had such Allowed Interest been an Allowed Interest on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Interests, any remaining New Common Stock or other property held in the Distribution Reserve will be distributed Pro Rata to Allowed Interestholders in accordance with the other provisions of this Plan. Subject to Section 9.2 hereof, all distributions made under subsection 9.9(c) hereof on account of an Allowed Interest will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Interest had been an Allowed Interest on the dates distributions were previously made to Allowed Interestholders included in the applicable class. The Disbursing Agent shall be deemed to have voted any New Common Stock held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Common Stock held by such Servicers in the same proportion as shares previously disbursed by such Servicers.

            (d) DE MINIMIS DISTRIBUTIONS. Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim or an Allowed Interest from any Distribution Reserve or otherwise if (a) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (b) if the amount to be distributed to the specific holder of an Allowed Claim or an Allowed Interest on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.

     9.10. FRACTIONAL SECURITIES; FRACTIONAL DOLLARS. No fractional shares of New Common Stock will be issued or distributed under the Plan. Each Person entitled to receive New Common Stock will receive the total whole number of shares of New Common Stock to which such Person is entitled. Whenever any distributions to a Person would otherwise call for distribution of a fraction of a share of New Common Stock, the actual distribution of such New Common Stock will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional shares of New Common Stock that are rounded down. The total number of shares of New Common Stock to be distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, the Disbursing Agent nor the Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

     9.11. MEANS OF CASH PAYMENT. Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

     9.12. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution of Cash or New Common Stock shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors' satisfaction, established an exemption therefrom. Any Cash or New Common Stock to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Section 9.8 hereof.

     9.13. OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS.No later than the Claims/Interests Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized Debtors, as the case may be, shall file objections to Claims and Interests with the Bankruptcy Court and serve such objections upon the holders of each of the Claims and Interests to which objections are made, PROVIDED, HOWEVER, that the Debtors and the Reorganized Debtors shall not object to Claims or Interests Allowed pursuant to the Plan. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims or Interests, if

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any, that are not Allowed under the Plan and that are filed or amended after the
Claims/Interests Objection Deadline. The Debtors and Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims or Disputed Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature and/or amount thereof.

                                   ARTICLE X.

                            ALLOWANCE AND PAYMENT OF
                          CERTAIN ADMINISTRATIVE CLAIMS

     10.1.  POSTPETITION FACILITY CLAIM. On the Effective Date, the
Postpetition Facility Claim shall be allowed in an amount to be agreed upon by the Debtors and the Postpetition Lenders not less than five Business Days prior to the Effective Date. The Creditors Committee shall be notified of the agreed upon amount of the Postpetition Facility Claim upon agreement by the Debtors and the Postpetition Lenders. All obligations (other than contingent indemnity obligations) of the Debtors under the Postpetition Facility shall be satisfied either by payment in full in Cash on the Effective Date or the amendment and restatement of the Postpetition Credit Agreement with the Post-Effective Date Facility on the Effective Date, provided, however, that nothing herein that requires the indefeasible payment in full of all obligations under the Postpetition Facility on the Effective Date shall affect the commitment of the Postpetition Lenders to provide the Post-Effective Date Facility on the terms and conditions set forth in the Commitment Letter. Notwithstanding anything to the contrary in the Plan, all of the rights, liens, claims, protections and priorities granted to the Postpetition Lenders under the Postpetition Facility shall remain in full force and effect until the Postpetition Facility Claim is paid or otherwise satisfied.

     10.2.  PROFESSIONAL CLAIMS.

            (a) FINAL FEE APPLICATIONS. All final requests for payment of Professional Fee Claims must be filed no later than the last day of the second full month after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

            (b) PAYMENT OF INTERIM AMounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or the Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to counsel for the Debtors and the Creditors Committee. A Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order no later than the last day of the first full month after the Effective Date.

            (c) HOLDBACK ESCROW ACCOUNT. On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow

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Account, Cash equal to the aggregate Holdback Amount for all Professionals. The
Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Reorganized Debtors. Holdback Amounts owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors. The remaining amount of Professional Fee Claims owing to the Professionals as of the Effective Date other than the Holdback Amount shall be paid to such Professionals by the Reorganized Debtors.

            (d) POST-EFFECTIVE DATE COMPENSATION. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

     10.3. SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before a date which is thirty days after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors and the Creditors Committee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

     10.4. OTHER ADMINISTRATIVE CLAIMS. All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.1, 10.2 and 10.3 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors or Reorganized Debtors no later than thirty (30) days after the Effective Date. Unless the Debtors, the Reorganized Debtors or another party-in-interest objects to an Administrative Claim by the Claims/Interests Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business.

                                   ARTICLE XI.

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

     11.1. REVESTING OF ASSETS. Except as otherwise explicitly provided in this Plan, on the Effective Date all property comprising the Estates (including Retained Actions and Retained Avoidance Claims) shall revest in each of the Debtors and, ultimately, in the Reorganized Debtors, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein). As of the Effective Date, each of the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

     11.2. DISCHARGE OF DEBTORS. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Effective Date occurring.

     11.3. COMPROMISES AND SETTLEMENTS. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons, up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of this Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in the Plan.

     11.4.  RELEASE BY DEBTORS OF CERTAIN PARTIES. Pursuant to
section 1123(b)(3) of the Bankruptcy Code, except as otherwise expressly provided in this Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases. The Reorganized Debtors shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

     11.5.  RELEASE BY HOLDERS OF CLAIMS AND INTERESTS. ON THE EFFECTIVE
DATE, (a) EACH PERSON THAT VOTES TO ACCEPT THIS PLAN; AND (b) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN (EACH, A "RELEASE OBLIGOR"), SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OR INTEREST OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION.

     11.6. SETOFFS. The Debtors may, but shall not be required to, set off against any Claim or Interest, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim or Interest, claims of any nature whatsoever that the Debtors may have against such Claimholder or Interestholder; but neither the failure to do so nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder or Interestholder.

     11.7. EXCULPATION AND LIMITATION OF LIABILITY. Except as otherwise specifically provided in this Plan, the Debtors, the Reorganized Debtors, the Ad Hoc Noteholders Committee, the members of the Ad Hoc Noteholders Committee in their capacities as members of the Ad Hoc Noteholders Committee, the Creditors Committee, the members of the Creditors Committee in their capacities as such, the Postpetition Lenders in their capacities as such, the Postpetition Agent in its capacity as such, the Senior Notes Trustee in its capacity as such, Blackstone, any of such parties' respective present officers, directors (but with respect to such parties related to the Debtors, only those that are Released Parties shall be covered hereby), employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the filing the Chapter 11 Cases, negotiation and filing of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, gross negligence or violation of written agreements with the Debtors, if any, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     11.8. INDEMNIFICATION OBLIGATIONS. In satisfaction and compromise of the Indemnitees' Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter

11 Cases); (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to maintain directors' and officers' insurance providing coverage for those Indemnitees currently covered by such policies for a period of two years after the Effective Date, shall maintain tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any Claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person's service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage") and hereby further indemnify such Indemnitees without Continuing Indemnification Rights solely to pay for any deductible or retention amount that may be payable in connection with any claim covered under the foregoing Insurance Coverage; (c) the insurers who issue the Insurance Coverage are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

     11.9. INJUNCTION. The Confirmation Order shall provide that satisfaction, release, and discharge pursuant to ARTICLE XI of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent permissible under applicable law, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 of the Bankruptcy Code.

     11.10. WAIVER OF DISTRIBUTIONS BY NON-EMPLOYEE HOLDERS OF OLD COMMON STOCK INTERESTS AND THEIR AFFILIATES. Notwithstanding any other provision of the Plan to the contrary, non-employee holders of Old Common Stock Interests and their affiliates, as well as any assignee(s) or transferee(s) of the Claims of such entities, will not receive any distribution on account of any Claims that they may have against the Debtors other than the distribution of New Common Stock as set forth in this Plan; provided, however, that non-employee holders of Old Common Stock Interests and their affiliates will receive a full and complete release from the Debtors and those parties voting in favor of the Plan as set forth in Article XI of this Plan as a result of their waiver of such distribution rights.

                                  ARTICLE XII.

                             CONDITIONS PRECEDENT TO
                    CONFIRMATION AND CONSUMMATION OF THE PLAN

     12.1. CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with
Section 12.3 of the Plan:

            (a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance acceptable to the Debtors, in their discretion, and the Creditors Committee, in its reasonable discretion.

            (b) The Confirmation Order shall be in form and substance acceptable to the Debtors, in their discretion, and the Creditors Committee, the Postpetition Agent and the Postpetition Lenders, in their reasonable discretion.

     12.2. CONDITIONS TO CONSUMMATION. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of the Plan:

            (a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by ARTICLE VIII hereof.

            (b) The Debtors shall have amended and restated or otherwise replaced the Postpetition Credit Agreement in a manner consistent with the terms of the Commitment Letter and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof and the lenders under the Post-Effective Date Facility shall be ready to fund the amounts required by the Debtors upon the Effective Date.

            (c) The Confirmation Order in form and substance acceptable to the Debtors, in their discretion, and the Creditors Committee, in its reasonable discretion, shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

            (d) Each Exhibit, document or agreement to be executed in connection with the Plan shall be in form and substance acceptable to the Debtors, in their discretion, and the Creditors Committee, in its reasonable discretion.

            (e) The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

                  (1) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

                  (2) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtors, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

                  (3) the transfers of property by the Debtors (A) to the Reorganized Debtors (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (4) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to Claimholders and Interestholders under the Plan are for good consideration and value and are in the ordinary course of the Debtors' businesses;

                  (4) except as expressly provided in the Plan or the Confirmation Order, the Reorganized Debtors are discharged effective upon the Effective Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  (5) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization; and

                  (6)    the New Common Stock (including the offer of New
     Common Stock through any warrant, option, right to subscribe, or conversion privilege or the sale of the New Common Stock upon exercise of such warrant, option, right to subscribe, or conversion privilege) to be issued under the Plan in exchange for Claims against and Interests in the Debtors are exempt from registration under the Securities Act of 1933 pursuant to, and to the extent provided by, section 1145 of the Bankruptcy Code.

     12.3. WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION. The conditions set forth in Sections 12.1 and 12.2 of the Plan may be waived, in whole or in part, by the Debtors (after consultation with the Creditors Committee) without any notice to parties in interest or the Bankruptcy Court and without a hearing, PROVIDED, HOWEVER, that any such waiver(s) shall not affect the rights and remedies of the Postpetition Lenders under the Postpetition Facility Order, Section 10.1 of the Plan or under applicable law. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIII.

                            RETENTION OF JURISDICTION

     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among others, the following matters:

            (a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

            (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, or that were the subject of proceedings before the Bankruptcy Court prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

            (c) to adjudicate any and all disputes arising from the distribution or retention of the New Common Stock or the consideration under this Plan;

            (d) to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

            (e) to hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims and Interests, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

            (f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

            (g) to issue orders in aid of execution, implementation, or consummation of the Plan;

            (h) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (i) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

            (j) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

            (k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

            (l) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

            (m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

            (n) to hear any other matter not inconsistent with the Bankruptcy Code;

            (o) to hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

            (p)   to enter a final decree closing the Chapter 11 Cases; and

            (q)   to enforce all orders previously entered by the Bankruptcy
Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, Retained Actions, Retained Avoidance Claims, and any motions to compromise or settle such disputes. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors chooses to pursue any Retained Action or Retained Avoidance Claims in another court of competent jurisdiction, the Reorganized Debtors will have authority to bring such action in any other court of competent jurisdiction.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

     14.1. BINDING EFFECT. Upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties in interest and their respective heirs, successors, and assigns.

     14.2. MODIFICATION AND AMENDMENTS. The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing provided that the Debtors shall not make any such alteration, amendment or modification that materially affects treatment, distributions or rights afforded to holders of Class 3 General Unsecured Claims and Class 4 Senior Note Claims without the consent of the Creditors Committee. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy

Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

     14.3.  ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST.
To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

     14.4.  COMMITTEES. Effective on the Effective Date, the Creditors
Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims and except with respect to obligations arising under confidentiality agreements entered by then which shall remain in full force and effect according to their terms.

     14.5.  REVOCATION, WITHDRAWAL, OR NON-CONSUMMATion.

            (a) RIGHT TO REVOKE OR WITHDRAW. Each of the Debtors, in consultation with the Creditors Committee, reserves the right to revoke or withdraw the Plan at any time prior to the Effective Date.

            (b) EFFECT OF WITHDRAWAL, REVOCATION, OR NON-CONSUMMATION. If any of the Debtors revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement, or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests with respect to such Debtor or Debtors), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

     14.6. SEVERABILITY OF PLAN PROVISIONS. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Debtors (in consultation with the Creditors Committee), have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the

Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

     14.7. NOTICES. Any notice required or permitted to be provided to the Debtors, Creditors Committee, Postpetition Agent, or under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

     If to the Debtors:

            HAYNES INTERNATIONAL, INC.
            1020 West Park Avenue
            Kokomo, Indiana 46904-9013
            Attn: Chief Financial Officer

     with copies to:


            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
            333 West Wacker Drive, Suite 2100
            Chicago, Illinois  60606-1285
            Telephone: (312) 407-0700
            Facsimile: (312) 407-0411
            Attn: John Wm. Butler, Jr., Esq.
                  J. Eric Ivester, Esq.
                  Kristin E. Rooney, Esq.


     - and -


            ICE MILLER
            One American Square
            Box 82001
            Indianapolis, Indiana 46282-0002
            Telephone: (317) 236-2100
            Facsimile: (317) 236-2219
            Attn: Jeffrey A. Hokanson, Esq.
                  Ben T. Caughey, Esq.

     If to the Creditors Committee:

            Akin Gump Strauss Hauer & Feld LLP
            590 Madison Avenue
            New York, New York 10022
            Telephone: (212) 872-1000
            Fax: (212) 872-1002
            Attn: Michael S. Stamer, Esq.

                  Phillip C. Dublin, Esq.

     - and -

            Baker & Daniels
            300 North Meridian Street
            Indianapolis, Indiana 46204
            Telephone:  (317) 237-1190
            Fax: (317) 237-1000
            Attn: James M. Carr, Esq.

     If to the Postpetition Agent:

            Congress Financial Corporation (Central)
            150 South Wacker Drive
            Chicago, Illinois 60606
            Telephone: (312) 332-0420
            Fax: (312) 332-0424
            Attn: Portfolio Manager

     with copies to:

            Otterbourg, Steindler, Houston & Rosen, P.C.
            230 Park Avenue
            New York, New York 10169
            Telephone: (212) 661-9100
            Fax: (212) 682-6104
            Attn: Jonathan N. Helfat, Esq.

     14.8. TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     14.9. GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit or schedule to the Plan provides otherwise, (i) the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Indiana, and (ii) the laws of the state of incorporation of the Debtors shall govern corporate governance matters with respect to the Debtors, in either case without giving effect to the principles of conflicts of law thereof.

     14.10. NO WAIVER OR ESTOPPEL. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

     14.11. CONFLICTS. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of the Plan shall govern.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated: Indianapolis, Indiana
       June 29, 2004

                             Respectfully submitted,
                             HAYNES INTERNATIONAL, INC.
                             AND THE DEBTOR AFFILIATES


                             By :   /s/  Francis J. Petro
                                    --------------------------------------------
                                    Francis J. Petro
                                    President and Chief Executive Officer
                                    of Haynes International, Inc. and authorized
                                    signatory for each of the other Debtors

John Wm. Butler, Jr. (IL ARDC No. 06209373)
J. Eric Ivester (IL ARDC No. 06215581)
Kristin E. Rooney (IL ARDC No. 06256593)
SKADDEN, ARPS, SLATE, MEAGHER
     & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
Telephone:  (312) 407-0700
Facsimile: (312) 407-0411

- and -

Jeffrey A. Hokanson
Ben T. Caughey
ICE MILLER
One American Square
Box 82001
Indianapolis, Indiana 46282-0002
Telephone:  (317) 236-2100
Facsimile: (317) 236-2219

ATTORNEYS FOR HAYNES INTERNATIONAL, INC.
AND THE DEBTOR AFFILIATES

     [Exhibit A - Nonexclusive list of the Retained Actions and Retained Avoidance Claims, Exhibit B - Certificate of Incorporation, Exhibit C - Bylaws, Exhibit D - Long-Term Incentive Plan, and Exhibit E - Registration Rights Agreement have been omitted from the Plan of Reorganization as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is considered immaterial from an investor's perspective. The Registrant will furnish supplementally a copy of any of the omitted Exhibits to the SEC upon request from the SEC.]